ACCESS PHARMACEUTICALS, INC.
                   2600 Stemmons Freeway, Suite 176
                         Dallas, Texas 75207
                           (214)  905-5100




April 17, 2001


To Our Stockholders:

You are cordially invited to attend the Annual
Meeting of Stockholders of Access Pharmaceuticals,
Inc. to be held on Monday, May 21, 2001 at 10:00
a.m., local time, at the New York Athletic Club, 180
Central Park South, New York, New York  10019, (212)
247-5100.

The Notice of Annual Meeting and the Proxy Statement that follow describe the business to be considered and acted upon by the Stockholders at the Meeting.
The Board of Directors unanimously recommends that our Stockholders approve the proposals. Please carefully review the information contained in the Proxy Statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS
VERY IMPORTANT THAT YOU MARK, SIGN, DATE AND RETURN
THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS
SOON AS POSSIBLE.  IF YOU ATTEND THE MEETING, YOU
MAY REVOKE THE PROXY AT THAT TIME BY REQUESTING THE
RIGHT TO VOTE IN PERSON.

Sincerely,

/s/ Kerry P. Gray
------------------
Kerry P. Gray
President and CEO

                      ACCESS PHARMACEUTICALS, INC.
                    2600 Stemmons Freeway, Suite 176
                          Dallas, Texas 75207
                            (214) 905-5100


                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       to be held on May 21, 2001


PLEASE TAKE NOTICE that the Annual Meeting of
Stockholders, the Meeting, of Access
Pharmaceuticals, Inc. will be held at the New York
Athletic Club, 180 Central Park South, New York, New
York, on Monday, May 21, 2001, at 10:00 a.m., local time, for the following purposes:

1. To elect three Class 3 Directors, to hold office for a term of three years and until their successors are elected and qualified.

2. To consider and vote upon a proposal to amend our 1995 Stock Option Plan to adjust the number of options to be granted to non-employee directors.

3. To consider and vote upon a proposal to approve the 2001 Access Pharmaceuticals, Inc. Restricted
   Stock Plan.

4. To consider and act upon a proposal to ratify the appointment of Grant Thornton LLP as our independent accountants for the fiscal year ending
   December 31, 2001.

5. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Stockholders of record at the close of business on March 28, 2001, the record date for the Meeting, are entitled to receive notice of, and to vote at the Meeting and any adjournment or postponement thereof.
Our Annual Report for the fiscal year ended December
31, 2000 accompanies the Proxy Statement.

Information relating to the proposals is set forth in the accompanying Proxy Statement dated April 17, 2001. Please carefully review the information contained in the Proxy Statement, which is incorporated into this Notice.

By Order of the Board of Directors,

/s/ Kerry P. Gray
-----------------
Kerry P. Gray
President and CEO

Dallas, Texas
April 17, 2001

                   -----------------------------------

Stockholders are cordially invited to attend the Meeting in person. YOUR VOTE IS IMPORTANT. If you do not expect to attend the Meeting, or if you do plan to attend but wish to vote by proxy, please complete, date, sign and mail the enclosed proxy card in the return envelope provided addressed to Access Pharmaceuticals, Inc., c/o American Stock
Transfer & Trust Co., 40 Wall Street, 46th Floor,
New York, New York 10005. Proxies will also be accepted by transmission of a telegram, cablegram or telecopy provided that such telegram, cablegram or telecopy contains sufficient information from which it can be determined that the transmission was authorized by the Stockholder. American Stock Transfer
& Trust Company's fax number is (718) 234-2287.

                      ACCESS PHARMACEUTICALS, INC.
                   2600 Stemmons Freeway, Suite 176
                         Dallas, Texas 75207
                           (214)  905-5100
                          __________________

                            PROXY STATEMENT
                          __________________

                    ANNUAL MEETING OF STOCKHOLDERS
                      To Be Held On May 21, 2001

This Proxy Statement is furnished by Access
Pharmaceuticals, Inc., a Delaware corporation, to holders of common stock, par value $.01 per share, or the Common Stock, in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Stockholders, or the Meeting, and at any and all adjournments or postponements thereof. The Meeting will be held on Monday, May 21, 2001 at 10:00 a.m., local time, at the New York Athletic Club, 180 Central Park South,
New York, New York. This Proxy Statement and the accompanying form of proxy is first being sent to holders of Common Stock on or about April 17, 2001.
Our mailing address and the location of our principal executive offices are at 2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207, (214) 905-5100.

A Stockholder signing and returning the enclosed proxy may revoke it at any time before it is exercised by voting in person at the Meeting, by submitting another proxy bearing a later date or by giving notice in writing to our Secretary not later than the day prior to the Meeting. All proxies returned prior to the Meeting will be voted in accordance with instructions contained therein.

At the close of business on March 28, 2001, the record date for the Meeting, the number of our outstanding shares of Common Stock that are entitled to vote was 12,850,478. We have no other outstanding voting securities. Each outstanding share of Common
Stock is entitled to one vote. A complete list of Stockholders entitled to vote at the Meeting will be available for examination by any Stockholder for any purpose germane to the Meeting at our principal executive offices, during normal business hours, at least ten business days prior to the Meeting. Our
Bylaws require that a majority of the shares entitled to vote, present in person or by proxy, shall constitute a quorum for the conduct of business at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the Stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Stockholders have the right to vote cumulatively for the election of Directors. This means that in voting at the Meeting, each Stockholder, or his proxy, may multiply the number of his shares by three (the number of directors to be elected) and then cast the resulting total number for a single nominee, or distribute such votes on the ballot among the three nominees desired. The proxies submitted to the Board of Directors in response to this solicitation may, at the discretion of the proxy holder, accumulate the votes of the shares they represent. However, the Board of Directors requires any Stockholder otherwise electing to exercise his cumulative voting rights, if voting in person, to so indicate prior to the beginning of the Meeting or if voting by proxy given to someone other than those designated by the Board of Directors in the solicitation to so indicate on said proxy.

All expenses in connection with solicitation of proxies will be borne by us. We will also request brokers, dealers, banks and voting trustees, and their nominees, to forward this Proxy Statement, the accompanying form of proxy and our Annual Report for the fiscal year ended December 31, 2000 to beneficial owners and will reimburse such record holders for their expense in forwarding solicitation material. We expect to solicit proxies primarily by mail, but Directors, officers and our regular employees may also solicit in person, by telephone or by fax.

The Board of Directors does not know of any matters which will be brought before the Meeting other than those matters specifically set forth in the Notice of Annual Meeting. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed form of proxy, or their substitutes acting thereunder, will vote on such matter in accordance with their best judgement.

This proxy statement should be read in conjunction with our Annual Report, including the financial statements and management's discussion and analysis of financial condition and results of operations for the fiscal year ended December 31, 2000.


                              PROPOSAL 1

                         Election of Directors

Our Certificate of Incorporation and Bylaws presently provide that our Board of Directors shall consist of three to fifteen members, shall be divided into three classes as nearly equal in number as possible, and that each Director shall serve for a term of three years and until his successor is elected and qualified or until his earlier resignation, death or removal. By resolution, the Board has set the number of its members at seven.
The term of office of one class of Directors expires each year in rotation so that one class is elected at each annual meeting for a three-year term. The
Board presently consists of seven members.

Members of each class serve a term of three years until the respective annual meeting of stockholders and election and qualification of their successors.
Dr. Link and Mr. Meakem are members of the Class 1 directors with their terms set to expire upon the annual meeting of stockholders in 2002. Dr. Howell and Mr. Tsao are Class 2 directors with their terms set to expire upon the annual meeting of stockholders in 2000. Messrs. McDade, Gray and Flinn are Class 3 directors with their terms set to expire upon the annual meeting of stockholders in 2001.
Each of our officers is selected by the Board of Directors for a term of one year. There is no family relationship among any of the directors or executive officers.

Until August 1, 2001, Sunrise Securities
Corporation, or Sunrise, has the right to designate one individual for election to our Board of Directors and, if Sunrise exercises such right, we are required to use our best efforts to cause their nominee to be elected. In addition, if Sunrise does not exercise its right, we shall permit a representative of Sunrise to attend and observe all Board of Directors meetings. Mr. Tsao is a managing director of Sunrise. For more information, see
"Certain Relationships and Related Transactions."

Nominees for Term Expiring at the Annual Meeting of
Stockholders in 2001 (Class 3 Directors)

Herbert H. McDade, Jr., Kerry P. Gray and J. Michael
Flinn are the members of the Class 3 Directors. Mr.
McDade has served as director since 1988, Mr. Gray has been a director since 1996 and Mr. Flinn has served as a Director since 1983. The terms of Messrs. McDade, Gray and Flinn expire at the Meeting. If elected at the Meeting, all three will serve for a term of three years expiring on the date of the annual meeting of Stockholders in 2004. The terms of the other four Directors will continue as indicated below.

Business and Experience of Nominees for Director

Mr. Herbert H. McDade, Jr. was elected to be one of our directors in 1988, and presently is Chairman of the Board of Directors. He is also a member of the Compensation Committee of the Board of Directors. In
February 1989, he was elected Vice-Chairman of the Board of Directors and Chief Executive Officer. In
June 1989, he was elected Chairman of the Board of Directors and Treasurer in addition to his responsibilities as Chief Executive Officer, and from 1990 to January 1996 he was our President. Mr.
McDade served in such capacities until January 1996.
He is currently President and Chief Executive
Officer of the Thoma Corporation, a closely-held health care consulting company. In addition, he also serves on the boards of CytRx Corporation, Discovery
Laboratories, Inc. and Cell Path, Inc. From 1986 to
1987 he served as Chairman of the board of directors and President of Armour Pharmaceutical Co., a wholly-owned subsidiary of Rorer Group, Inc. Prior to 1986 he served for approximately 13 years in various executive positions at Revlon, Inc., including from 1979 to 1986, as President of the International Division of the Revlon Health Care
Group. He was also previously associated for twenty years in various executive capacities with The
Upjohn Company.

Mr. Kerry P. Gray has been our President and Chief
Executive Officer and a director since January 1996.
Prior to such time, from June 1993, Mr. Gray served as President and Chief Executive Officer of Access
Pharmaceuticals, Inc., a private Texas corporation.
Previously, Mr. Gray served as Vice President and
Chief Financial Officer of PharmaSciences, Inc., a company he co-founded to acquire technologies in the drug delivery area. From May 1990 to August 1991,
Mr. Gray was Senior Vice President, Americas,
Australia and New Zealand of Rhone-Poulenc Rorer,
Inc. Prior to the Rorer/Rhone Poulenc merger, he had been Area Vice President Americas of Rorer
International Pharmaceuticals. Previously, from
January 1986 to May 1988, he was Vice President,
Finance of Rorer International Pharmaceuticals, having served in that same capacity for the Revlon
Health Care Group of companies before their acquisition by Rorer Group. Between 1975 and 1985, he held various senior financial positions in Revlon
Health Care Group. Mr. Gray's experience in the pharmaceutical industry totals 26 years.

Mr. J. Michael Flinn has served as one of our directors since 1983. Mr. Flinn is also a member of the Audit & Finance Committee of the Board of
Directors. Since 1970, he has been an investment counselor. Currently he is a consultant to the Operations Group of United Asset Management.
Previously from 1970 to 1996 he was a principal with the investment counseling firm of Sirach Capital
Management, Inc. He assisted in the management of pension, profit sharing, individual, corporate and foundation accounts totaling over $6.5 billion. He serves as a board member of Cell Path, Inc., Lonesome Dove Petroleum and Carroll College.

The nominees have consented to serve as our Directors and the Board of Directors has no reason to believe that the nominee will be unavailable.
There is no family relationship among any of the Directors or nominees.

The Board recommends a vote "FOR" the proposed nominees to the Board of Directors. Each director shall be elected by a plurality of the votes cast by the holders of Common Stock entitled to vote at the Meeting.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING
PROXY WILL BE VOTED FOR THE NOMINEES NAMED ABOVE.
HOWEVER, THE PERSONS DESIGNATED AS PROXIES RESERVE
THE RIGHT TO CAST VOTES FOR ANOTHER PERSON
DESIGNATED BY THE BOARD OF DIRECTORS IN THE EVENT
THE NOMINEES ARE UNABLE OR UNWILLING TO SERVE.

Information With Respect to Directors Whose Terms
Continue and Executive Officers

Directors Whose Term Expires at the Annual Meeting in 2002 (Class 1 Directors)

Max Link, Ph.D. has been one of our directors since
1996. Dr. Link is also a member of the Compensation and Audit & Finance Committees of the Board of
Directors. He has held a number of executive positions with pharmaceutical and health care companies. Most recently, he served as Chief
Executive Officer of Corange Limited, from May 1993 until June 1994. Prior to joining Corange, Dr. Link served in a number of positions with Sandoz Pharma
Ltd., including Chief Executive Officer, from 1987
until April 1992, and Chairman, from April 1992 until May 1993. Dr. Link currently serves on the board of directors of seven other publicly-traded life science companies: Alexion Pharmaceuticals,
Inc., Cell Therapeutics, Inc., CytRx Corporation,
Discovery Laboratories, Inc., Human Genome Sciences,
Inc., Protein Design Labs, Inc. and Sulzes Medica,
Ltd. Dr. Link received his Ph.D. in Economics from the University of St. Gallen in 1970.

Mr. John J. Meakem, Jr. was appointed as a director at the February 16, 2001 board meeting. Mr. Meakem is a private investor with portfolio holdings in innovative companies with a particular focus on healthcare. Most recently Mr. Meakem served as Chairman of the Board, President and Chief Executive
Officer of Advanced Polymer Systems, Inc. from 1991 to 2000. Prior to 1991, he was Corporate Executive
Vice President of Combe, Inc. and President of Combe
North America. Prior to 1970, Mr. Meakem was with
Vick Chemical Company, a division of Richardson
Merrell Drug Corporation for ten years as Vice
President of Marketing, New Products & Acquisitions.

Directors Whose Term Expires at the Annual Meeting in 2003 (Class 2 Directors)

Stephen B. Howell, M.D. has served as one of our directors since 1996. Dr. Howell is also a member of the Compensation Committee. Dr. Howell is a
Professor of Medicine at the University of California, San Diego, and director of the Cancer
Pharmacology Program of the UCSD Cancer Center. Dr.
Howell is a recipient of the Milken Foundation prize for his contributions to the field of cancer chemotherapy. He has served on the National Research
Council of the American Cancer Society and is on the editorial boards of multiple medical journals. Dr.
Howell currently serves on the board of directors of Matrix Pharmaceuticals. Dr. Howell received his AB at University of Chicago and his MD from Harvard
Medical School.

Mr. Preston Tsao has served as one of our directors since 1999. Mr. Tsao is also a member of the Audit
Committee. From January 1, 1995 through the date of this proxy statement, Mr. Tsao has been Managing
Director for Corporate Finance of Sunrise Securities
Corp., an investment bank specializing in the life science and communications industries. From 1993 to 1994, Mr. Tsao was Managing Director of D. Blech &
Company, Inc., a venture capital and investment bank specializing in the biotech industry. Mr. Tsao received his BA at Princeton and a JD degree from Columbia University Law School.

Executive Officers

In addition to our executive officers who are also directors, set forth below is the business experience of our other executive officers.

David P. Nowotnik, Ph.D. has been Vice President
Research and Development since November 1998. From
1994 until 1998, Dr. Nowotnik had been with Guilford
Pharmaceuticals, Inc. in the position of Senior
Director, Product Development and was responsible for a team of scientists developing polymeric controlled-release drug delivery systems. From 1988 to 1994 he was with Bristol-Myers Squibb researching and developing technetium radiopharmaceuticals and
MRI contrast agents. From 1977 to 1988 he was with Amersham International leading the project which resulted in the discovery and development of Ceretec.

Mr. Stephen B. Thompson has been Vice President since April 2000 and our Chief Financial Officer since January 1996. From 1990 to 1996, he was
Controller and Administration Manager of Access
Pharmaceuticals, Inc., a private Texas corporation.
Previously, from 1989 to 1990, Mr. Thompson was
Controller of Robert E. Woolley, Inc. a hotel real estate company where he was responsible for accounting, finances and investor relations. From
1985 to 1989, he was Controller of OKC Limited
Partnership, an oil and gas company where he was responsible for accounting, finances and SEC reporting. Between 1975 and 1985 he held various accounting and finance positions with Santa Fe
International Corporation.

Officers and Directors

Our directors and executive officers are as follows:


        Name                Age               Title
-------------------------  -----   -------------------------
Herbert H. McDade, Jr.       74     Chairman of the Board
                                    of Directors

Kerry P. Gray                48     President, Chief Executive
                                    Officer, Director

J. Michael Flinn             67     Director

Stephen B. Howell. M.D.      56     Director

Max Link, Ph.D.              60     Director

John J. Meakem, Jr.          65     Director

Preston Tsao                 55     Director

David P. Nowotnik, Ph.D.     52     Vice President
                                    Research & Development

Stephen B. Thompson          47     Vice President, Chief
                                    Financial Officer, Treasurer

                                5

Meetings of The Board of Directors and Committees

Our Board of Directors held a total of seven meetings in 2000.

We have the following committees:

* Nominating Committee - comprised of J. Michael
  Flinn and Max Link.

* Audit & Finance Committee - comprised of J.
  Michael Flinn, Max Link and Preston Tsao. The members of the Audit & Finance committee met one time during 2000 to review auditing activities.

* Compensation Committee - comprised of Max Link,
  Stephen B. Howell and Herbert H. McDade, Jr. The
  Compensation Committee met four times in 2000.

During the fiscal year ended December 31, 2000 each Director attended at least 75% of the aggregate of the total number of formal meetings of the Board and the total number of meetings held by all committees on which the individual director served except
Howard P. Milstein.

Compensation of Directors

Each director who is not also our employee receives a quarterly fee of $1,250, plus $1,000 for each board meeting which he attends and $500 for each committee meeting he attends as a member of the Audit and Finance and/or Compensation Committees.
Each committee Chairman also receives $250 for each meeting he attends. In addition, we reimbursed each director, whether an employee or not, the expenses of attending board and committee meetings. Each non-employee director is also entitled to receive options to purchase 5,000 shares of our common stock on the date of each annual meeting of stockholders and options to purchase 20,000 shares of common stock when he/she is first appointed as a director.
See Proposal No. 2 of this proxy where stockholders are asked to consider and vote upon a proposal to amend our 1995 Stock Option Plan to adjust the number of options to be granted to non-employee directors.

Compliance with Section 16(a) of the Securities Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Directors, officers and 10% holders are required by SEC regulation to furnish us with copies of all of the Section 16(a) reports they file.

Based solely on a review of reports furnished to us or written representatives from our directors and executive officers during the fiscal year ended
December 31, 2000, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% holders for such year were complied with.

Executive Compensation

The following table sets forth the aggregate compensation paid to our CEO and each of our executive officers whose aggregate salary and bonus exceeded $100,000 for services rendered in all capacities for the years ended December 31, 2000, 1999 and 1998.

                      Summary Compensation Table

                                                                Long-term
                                Annual Compensation        Compensation Awards
                          -------------------------------  --------------------
       Name and                                          Securities Underlying   All Other
  Principal Position       Year    Salary (1)   Bonus (2)       Options(#)       Compensation(3)
------------------------  ------  -----------  ----------  ------------------    ------------
Kerry P. Gray
President and CEO          2000    $ 279,497    $ 125,000         760,000        $  6,328
                           1999      255,107      100,000         160,000           4,150
                           1998      236,497            0         160,000           1,200

David P. Nowotnik, Ph.D.
Vice President Research
and Development (4)        2000    $ 181,638    $  24,280          50,000        $ 53,633
                           1999      171,155       19,000          50,000           2,287
                           1998       21,359        1,800          50,000               0

Stephen B. Thompson
Vice President, Chief
Financial Officer          2000    $ 108,996       14,700          45,000        $  2,179
                           1999       98,367       11,000          20,000           1,333
                           1998       92,360        5,960          20,000               0


(1) Includes amounts deferred under our 401(k) Plan.

(2) Includes bonuses earned in the reported year but paid in the following year with the exception of $25,000 for Mr. Gray which was earned and paid in 2000.

(3) Amounts reported for fiscal year 2000 consist of: (i) amounts we contributed to our 401(k) Plan with respect to each named individual; (ii) premiums paid for life insurance for Mr. Gray each year; and,
    (iii) moving expenses paid to Dr. Nowotnik in 2000.
    Amounts reported for fiscal year 1999 consist of:
    (i) amounts we contributed to our 401(k) Plan with respect to each named individual; and, (ii) premiums paid for life insurance for Mr. Gray in 1999.
    Amounts reported for fiscal year 1998 consist of premiums paid for life insurance and long-term disability for Mr. Gray.

(4) Dr. Nowotnik joined us on November 16, 1998.

Option Grants in 2000

              Individual Option Grants In Last Fiscal Year
              --------------------------------------------

                                                                            Potential Realizable
                          Number of   Percent of                            Value at Assumed
                          Securities  Total Options                         Annual Rates of
                          Underlying  Granted to      Exercise              Stock Appreciation
                            Options   Employees in    Price    Expiration   For Option Term (4)
        Name               Granted #  Fiscal Year(1)  $/Sh (2)    Date          5%        10%
------------------------- ----------  --------------  -------- ----------  ----------- ----------
Kerry P. Gray (3)           500,000                     $2.50   03/01/10    $  786,000  $1,992,000
                            100,000                     $5.50   10/12/10       346,000     877,000
                            160,000                     $6.875  11/20/10       692,000   1,753,000
                            -------                                          ---------   ---------
                            760,000         74%                              1,824,000   4,622,000

David P. Nowotnik (3)        50,000          5%         $2.50   03/01/10    $   79,000  $  199,000

Stephen B. Thompson (3)      45,000          4%         $2.50   03/01/10    $   71,000  $  179,000


1) Based on an aggregate of 1,031,500 options granted to employees and non-employee board members in the fiscal year ended December 31, 2000, including options granted to the named individual.

2) The exercise price of each grant on March 1, 2000 is equal to the value of our common stock issued in the private placement on the date of the grant which was determined by the Board of Directors to be the fair market value on such date. The exercise price of the grants on October 12, 2000 and November 20, 2000 were the closing price as quoted on the American Stock Exchange, or AMEX.

3) Mr. Gray, Dr. Nowotnik and Mr. Thompson's options vest 25% after twelve months and the remaining 75% vest 2.083% monthly commencing twelve months from the date of grant and are cumulatively exercisable 48 months after the date of grant.

4) Potential realizable value is based on the assumption that the price per share of our common stock appreciates at the assumed annual rate of stock appreciation for the option term. There is no assurance that the assumed 5% and 10% annual rates of appreciation (compounded annually) will actually be realized over the term of the option. The assumed
   5% and 10% annual rates are set forth in accordance with the rules and regulations adopted by the Securities and Exchange Commission and do not represent our estimate of stock price appreciation.

Option Exercises and Year-End Value Table

This table includes the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 2000. Also reported are the values of "in-the-money" stock options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of our common stock.

           Aggregated Option Exercises In Last Fiscal Year
                 And Fiscal Year-End Option Values
                 ---------------------------------

                                               Number of Securities    Value of
                                              Underlying Unexercised   Unexercised In-
                      Number of                      Options        The-Money Options($)(1)
                       Shares                  At Fiscal Year End    At Fiscal Year End
                       Acquired     Value          Exercisable/         Exercisale/
       Name         On Exercise # Realized ($)     Unexercisable        Unexercisable
------------------- ------------- ------------ -------------------  -------------------
Kerry P. Gray              -            -        427,500 / 652,500   $1,061,000 / $989,000

David P. Nowotnik          -            -         19,792 /  80,208   $  170,000 / $205,000

Stephen B. Thompson        -            -         37,813 /  47,187   $   92,000 / $121,000


(1) On December 31, 2000, the closing price of our stock on AMEX was $5.00.

Compensation Pursuant to Agreements and Plans

Employment Agreements

We are party to an employment agreement with Kerry
P. Gray which expires March 31, 2002 and thereafter may be automatically renewed for successive one-year periods. Under this agreement, Mr. Gray is currently entitled to receive an annual base salary of $314,600 subject to adjustment by the Board of Directors. Mr. Gray is eligible to participate in all of our employee benefit programs available to executives. Mr. Gray is also eligible to receive:

* a bonus payable in cash and common stock related to the attainment of reasonable performance goals specified by the Board of Directors;

* stock options at the discretion of the Board of Directors;

* long-term disability insurance to provide compensation equal to at least 60% of his annual base salary; and

* term life insurance coverage of $400,000.

Mr. Gray is entitled to certain severance benefits in the event that we terminate his employment without cause or that Mr. Gray terminates his employment following a change of control. In the event that we terminate the employment agreement for any reason, other than for cause, Mr. Gray would receive the salary due for the remaining term of the agreement or 18 months, whichever is longer. We will also continue benefits for such period. In the event that Mr. Gray's employment is terminated within six months following a change in control or by Mr. Gray upon the occurrence of certain events following a change in control, Mr. Gray would receive two years salary and his target bonus. We will also continue payment of benefits for such period. The employment agreement contains a covenant not to compete with us for up to 18 months following the termination date. In the employment agreement, the term change of control is defined to mean when:

* persons who were Directors of the Company on April 1, 1998 no longer constitute a majority of the Board of Directors of the Company, or

* a person or group "beneficially owns" in the aggregate 50% or more of the outstanding shares of capital stock entitled to vote generally in the election of the Board of Directors, or

* there occurs a sale of all or substantially all of the business and/or assets of the Company.

We are party to an employment agreement with David
P. Nowotnik. PhD which expires November 16, 2001 and thereafter may be automatically renewed for successive one-year periods. Under this agreement, Dr. Nowotnik is currently entitled to receive an annual base salary of $200,000 subject to adjustment by the Board of Directors. Dr. Nowotnik is eligible to participate in all of our employee benefit programs available to executives. Dr. Nowotnik is also eligible to receive:

* a bonus payable in cash and common stock related to the attainment of reasonable performance goals specified by the Board of Directors;

* stock options at the discretion of the Board of Directors;

* long-term disability insurance to provide compensation equal to at least $60,000; and

* term life insurance coverage of $25,000.

Dr. Nowotnik is entitled to certain severance benefits in the event that we terminate his employment without cause or that Dr. Nowotnik terminates his employment following a change of control. In the event that we terminate the employment agreement for any reason, other than for cause, Dr. Nowotnik would receive the salary due for 12 months. We will also continue benefits for such period. In the event that Dr. Nowotnik's employment is terminated within six months following a change in control or by Dr. Nowotnik upon the occurrence of certain events following a change in control, Dr.
Nowotnik would receive twelve months salary. We will also continue payment of benefits for such period.
In the employment agreement, the term change of control is defined to mean when:

* a person or group "beneficially owns" in the aggregate 50% or more of the outstanding shares of capital stock entitled to vote generally in the election of the Board of Directors, or

* there occurs a sale of all or substantially all of the business and/or assets of the Company.

Certain Relationships and Related Transactions

On October 12, 2000, the Board of Directors authorized a restricted stock purchase program.
Under the program, the Company's executive officers were given the opportunity to purchase shares of common stock in an individually designated amount per participant determined by the Compensation
Committee. A total of 180,000 shares were purchased by such officers at $5.50 per share, the fair market value of the common stock on October 12, 2000, for an aggregate consideration of $990,000. The purchase price was paid through the participant's delivery of a 50%-recourse promissory note payable to the Company. Each note bears interest at 5.87% compounded semi-annually and has a maximum term of ten years. The notes are secured by a pledge of the purchased shares to the Company. The Company recorded the notes receivables from participants in this Program for $990,000 as a reduction of equity in the Consolidated Balance Sheet.

Stephen B. Howell, MD. Dr. Howell, one of our directors, also serves as a scientific consultant.
Pursuant to the consulting agreement that provides for a minimum of three days consulting per month at a rate of $8,400 per month plus expenses. Dr. Howell has also received warrants to purchase 15,000 shares of our common stock at $3.00 per share that can be exercised until January 1, 2008 and warrants to purchase 30,000 shares of our common stock at $2.00 per share that can be exercised until January 1, 2007 and warrants to purchase 30,000 shares of our common stock at $3.00 per share that can be exercised until January 1, 2003. During 2000, 1999 and 1998, Dr. Howell was paid an aggregate amount of $136,000 in consulting fees.

Herbert H. McDade, Jr. Mr. McDade is Chairman of the Board of Directors. In consideration for the termination of his employment with the Company, Mr.
McDade and Access entered into an agreement on October 4, 1995, pursuant to which, among other things:

* Mr. McDade became a consultant to Access, providing consulting services to Access at least four days each month;

* Mr. McDade is paid a base of $1,500 per day of consulting; and

* the period for exercise of all options owned by Mr. McDade was extended from three months after the termination of his employment with Access to the expiration of the option.

During 2000, 1999 and 1998, Thoma Corporation, of which Mr. McDade is a principal, was paid an aggregate amount of $216,000 in consulting fees.

Richard B. Stone. Mr. Stone was one of our directors until his resignation on February 16, 2001. Mr. Stone is a managing director of Sunrise
Securities Corp., which acted as a placement agent in the private placements of our common stock in 2000, 1999 and 1998. In connection with such private placements, Mr. Stone received the following:

                            Exercise
  Year   Shares   Warrants   Price
------- -------- ---------  --------
  2000    83,434   101,995    $2.50
  1999   101,225    86,499    $2.00
  1998   109,904    98,474    $3.00


Until August 1, 2001, Sunrise has the right to designate one individual for election to our board of directors and, if Sunrise exercises such right, we are required to use our best efforts to cause its nominee to be elected. In addition, if Sunrise does not exercise their right, we shall permit a representative of Sunrise to attend and observe all board of directors meetings.

Preston Tsao.  Mr. Tsao is Managing Director for
Corporate Finance of Sunrise Securities Corp., which acted as a placement agent in the private placements of our common stock in 2000, 1999 and 1998. In connection with such private placements, Mr. Tsao received the following:


                                Exercise
  Year    Shares    Warrants     Price
-------  --------  ----------  ---------
  2000      1,436     65,791      $2.50
  1999          -     15,310      $2.00
  1998          -     11,015      $3.00






The remainder of this page is intentionally left blank.

Security Ownership of Certain Beneficial Owners and Management

Based solely upon information made available to us, the following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of April 10, 2001 by (i) each person who is known by us to beneficially own more than five percent of our common stock; (ii) each of our directors; (iii) each of our executive officers; and
(iv) all our executive officers and directors as a group. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

                  Common Stock Beneficially Owned
                  -------------------------------

                                      Number
           Name                   of Shares (1)  % of Class
--------------------------------  -------------  ----------
Herbert H. McDade. Jr. (2)             87,707           *

Kerry P. Gray (3)                     598,540         4.5%

J. Michael Flinn (4)                  102,475           *

Stephen B. Howell (5)                 111,394           *

Max Link                               25,000           *

Preston Tsao (6)                       93,552           *

David P. Nowotnik (7)                 119,792           *

Stephen B. Thompson (8)                69,836           *

Larry Feinberg (9)                  1,050,000         8.2%

Howard P. Milstein (10)               750,140         5.8%

Richard B. Stone (11)                 815,307         6.2%
All Directors and Executive
 Officers as a group
 (consisting of 10 persons) (12)    1,208,295         8.9%


* - Less than 1%

(1) Includes our Common Stock held plus all options and warrants exercisable within 60 days after April 10, 2000.

(2) Including presently exercisable options for the purchase of 12,000 shares of our Common Stock and 5,091 exercisable SARs pursuant to the 1987
    Stock Option Plan and presently exercisable options for the purchase of 30,000 shares of our Common
    Stock pursuant to the 1995 Stock Option Plan. Also includes 1,000 shares of our Common Stock owned by Thoma Corporation of which Mr. McDade is the beneficial owner.

(3) Including presently exercisable options for the purchase of 427,500 shares of our Common Stock pursuant to the 1995 Stock Option Plan.

(4) Including presently exercisable options for the purchase of 27,500 shares of our Common Stock pursuant to the 1995 Stock Option Plan.

(5) Including presently exercisable options for the purchase of 750 and 5,728 shares of our Common
    Stock pursuant to the 1987 Stock Option Plan and
    1995 Stock Option Plan, respectively, and warrants to purchase 15,000 shares of our Common Stock at an exercise price of $3.00 per share and warrants to purchase 30,000 shares of our Common Stock at an exercise price of $3.00 per share and warrants to purchase 30,000 shares of our Common Stock at an exercise price of $2.50 per share.

(6) Including presently exercisable warrants for the purchase of 11,015 shares of our Common Stock at $3.00 per share with expiration dates between April
    1 and July 30, 2003 and presently exercisable warrants for the purchase of 15,310 shares of Common
    Stock at $2.00 per share with the expiration date of July 20, 2004 and presently exercisable warrants for the purchase of 65,791 shares of Common Stock at $2.50 per share with the expiration date of March 1, 2005.

(7) Including presently exercisable options for the purchase of 69,792 shares of our Common Stock pursuant to the 1995 Stock Option Plan.


(8) Including presently exercisable options for the purchase of 37,813 shares of our Common Stock pursuant to the 1995 Stock Option Plan.

(9) Larry N. Feinberg and affiliates, Oracle
    Partners, L.P., Oracle Institutional Partners, L.P.,
    Oracle Investment Management, Inc., and Sam Oracle
    Fund, Inc., 712 Fifth Avenue, 45th Floor, New York,
    NY 10019 is known to be the beneficial owner of more than five percent of our Common Stock. The information set forth in this footnote is based on a
    Schedule 13G filed by Mr. Feinberg on March 8, 2001.

(10) Mr. Howard P. Milstein, c/o Douglas Elliman,
    575 Madison Avenue, New York, NY 10022, beneficially owns 738,588 shares of our Common Stock and has warrants to purchase 11,552 shares of our Common
    Stock at $12.98 per share with an expiration date of April 30, 2002. Mr. Milstein is known to be the beneficial owner of more than five percent of our Common Stock. The information set forth in this footnote is based on a Schedule 13D filed by Mr.
    Milstein on October 5, 1999.

(11) Mr. Richard B. Stone, 44 West 77th Street,
    New York, New York, 10024, owns 528,340 shares of our Common Stock and has warrants to purchase 98,473 shares of our Common Stock at $3.00 per share with expiration dates between April 1 and July 20, 2004, warrants to purchase 86,499 shares of our Common
    Stock at $2.00 per share with an expiration date of July 20, 2004, and warrants to purchase 101,995 shares of our Common Stock at $2.50 per share with an expiration date of March 1, 2005. Mr. Stone is known to be the beneficial owner of more than five percent of our Common Stock. The information set forth in this footnote is based on a Schedule 13D filed by Mr. Stone on March 1, 2000 and from our shareholder records.

(12) Does not include Richard Stone who resigned as a director on February 16, 2001 or Howard P.
    Milstein who resigned as a director on November 15, 2000.

                              PROPOSAL 2

AMENDMENT OF OUR 1995 STOCK OPTION PLAN TO ADJUST THE NUMBER
OF OPTIONS TO BE GRANTED TO NON-EMPLOYEE DIRECTORS

The 1995 Stock Option Plan, or Plan, presently provides for formula grants to each director who is not our employee as follows: on the date the non-employee director is initially elected or appointed to the Board of Directors he/she receives a receives a non-statutory option to purchase 20,000 shares of Common Stock and annually each director receives a non-statutory option to purchase 5,000 shares of Common Stock. The Board of Directors has authorized, subject to Stockholder ratification, an amendment to the Plan which would provide for the number of options to be granted to non-employee directors pursuant to the annual grant referenced above to be adjusted such that each director would receive annually a non-statutory option to purchase 10,000 shares of Common Stock. Each such option would have an exercise price equal to the fair market value of the Common Stock on the date of grant.

The Board of Directors believes that the proposed amendment to the Plan would put us in line with other biomedical companies at a similar stage of our development with respect to the number of options issuable to non-employee director under our stock option plan and give us the ability to attract and maintain qualified individuals to serve on the Board of Directors. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting and entitled to vote is required for approval of the amendment of the Plan.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING
PROXY WILL BE VOTED TO APPROVE THE AMENDMENT OF OUR
1995 STOCK OPTION PLAN AS DESCRIBED ABOVE. YOUR
BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF
THE PROPOSED AMENDMENT.

                              PROPOSAL 3


        TO CONSIDER AND VOTE UPON A PROPOSAL TO APPROVE THE
      2001 ACCESS PHARMACEUTICALS, INC. RESTRICTED STOCK PLAN.

The Board of Directors has approved and adopted, subject to shareholder ratification, the 2001
Restricted Stock Plan (the "Restricted Stock Plan").
The primary purpose of the Restricted Stock Plan is to conserve Company cash and enable us to grant or sell restricted stock to certain employees, directors, consultants and advisers of the Company thereby strengthening the Company's ability to attract, motivate and retain key employees, directors, consultants and advisors by providing them with an opportunity to acquire shares of Common
Stock and thus participate in the ownership of the Company, including the opportunity to share in any appreciation in the value of such shares of Common
Stock. It is intended that the Restricted Stock Plan will strengthen the mutuality of interest between such persons and the stockholders of the Company and provide additional incentive to certain employees, directors, consultants and advisors to contribute to the success of the Company.

The Restricted Stock Plan, which is attached to this Proxy Statement as Appendix A, will be administered by the Compensation Committee of the Board of Directors, which will have complete authority, subject to the limitations described herein, to interpret and enforce the Restricted Stock Plan and to determine all rights with respect to participants under the Restricted Stock Plan. The Board may, at any time, amend, modify, suspend or terminate the Restricted Stock Plan as it shall deem advisable, subject to the rights of holders of restricted stock subject thereto and to approval of the stockholders of the Company if required by applicable law or regulation.

No restricted stock may be granted or sold under the Restricted Stock Plan after February 16, 2011.
Restricted stock may be granted or sold under the Restricted Stock Plan to key employees, directors, consultants, and advisers to the Company as the Compensation Committee may determine. The shares authorized for issuance under the Restricted Stock
Plan are shares of the Company's Common Stock, which may be newly issued shares or previously issued shares reacquired by the Company. The maximum number of shares of Common Stock which may be made available for restricted stock sold or granted pursuant to the Restricted Stock Plan is 200,000 shares, subject to increase or decrease in the event of subsequent stock splits or other capital changes, including reorganizations or mergers.

As of March 30, 2001, no restricted stock had been awarded under the Restricted Stock Plan. The reported closing price of the Company's Common Stock on American Stock Exchange on March 30, 2001 was
$2.95 per share.

Under the Restricted Stock Plan, the Company may sell or grant shares of Common Stock to eligible participants for such consideration (which may consist wholly of services) and subject to such restrictions (such as conditions of performance or continued employment) as the Compensation Committee may determine. The holder of restricted shares issued under the Restricted Stock Plan will have all rights of a stockholder with respect to such shares, including the right to receive any dividends and other distributions paid or made with respect thereto. It is anticipated that shares awarded to eligible participants under the Restricted Stock
Plan, whether sold or granted, may be subject to the right of the Company to repurchase or reacquire the shares if the restrictions to which such shares are subject are not met.

Restricted shares issued under the Restricted Stock
Plan may not be sold, transferred or otherwise disposed of until such shares are released from any restrictions to which such shares are subject;
provided, however, that the Compensation Committee may, at its discretion, permit the transfer of restricted shares to one or more immediate family members of the holder thereof or to a trust maintained exclusively for the benefit of, or partnership all of the interests of which are held by, one or more of such immediate family members.

Restricted stock issued pursuant to the Restricted
Stock Plan will be taxed in accordance with Section
83 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. A person that sold or was granted shares under the Restricted Stock
Plan will recognize income for tax purposes at the date such shares cease to be subject to any Company right to repurchase or reacquire the same, or at the date such shares are sold or granted to the person if such person elects to have the Company's repurchase or reacquisition right disregarded for tax purposes. The income recognized (the difference between the price paid for the shares, if any, and the fair market value of the shares at the time the employee realizes the income) will be ordinary income to the employee for which the Company will be able to claim a compensation deduction.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING
PROXY WILL BE VOTED FOR THE APPROVAL OF THE 2001
ACCESS PHARMACEUTICALS, INC. RESTRICTED STOCK PLAN.
YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
APPROVAL OF THE PROPOSED PLAN. THE AFFIRMATIVE VOTE
OF THE HOLDERS OF A MAJORITY OF THE SHARES OF THE
COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AT
THE MEETING IS REQUIRED FOR RATIFICATION OF THE
ADOPTION OF THE RESTRICTED STOCK PLAN.




                              PROPOSAL 4

     RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed, subject to ratification by the Stockholders at the Meeting, the accounting firm of Grant Thornton LLP as our principal independent accountants for the fiscal year ending December 31, 2001. Grant Thornton LLP has served in this capacity since December 1998.

Representatives of Grant Thornton LLP are expected to be present at the Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions .

Audit Fees

The aggregate fees billed for professional services rendered by Grant Thornton LLP for the audit of the Company's annual financial statement for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Company's Forms
10-Q for such fiscal year totaled $31,000.

All Other Fees

The aggregate fees billed for all other services rendered by Grant Thornton LLP for the fiscal year ended December 31, 2000 totaled $14,000.

Auditor Independence

The Audit Committee considered whether the provision of services covered under "All Other Fees" is compatible with maintaining Grant Thornton LLP's independence in determining whether to appoint Grant
Thornton LLP as the Company's independent auditors.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING
PROXY WILL BE VOTED FOR THE APPROVAL OF GRANT
THORNTON LLP. YOUR BOARD OF DIRECTORS RECOMMENDS A
VOTE FOR RATIFICATION OF THE APPOINTMENT OF GRANT
THORNTON LLP AS PRINCIPAL INDEPENDENT ACCOUNTANTS
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.


REPORT OF THE AUDIT COMMITTEE REPORT TO STOCKHOLDERS

This Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities
Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

Audit Committee Report

The Audit Committee of the Board of Directors of the Company operates under a written charter adopted by the Board of Directors in May 2000, which is attached to this Proxy Statement as Appendix B. The members of the Audit Committee are Messrs. Flinn, Link and Tsao. All members of the Audit Committee meet the independence standards of Section 121(A) of the AMEX listing standards. In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent accountants a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants' independence consistent with
Independence Standards Board Standard  No. 1,
"Independence Discussions with  Audit Committees."
The Audit Committee discussed with the independent accountants any relationships that may impact their objectivity and independence and satisfied itself as to that firm's independence.

The Audit Committee discussed and reviewed with the independent accountants all communications required by generally accepted accounting standards, including those described in Statement on Auditing
Standards No. 61, as amended, "Communication with
Audit Committees." In addition, the Audit Committee, met with and without management present, and discussed and reviewed the results of the independent accountants' examination of the financial statements.

Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit
Committee recommended to the Board of Directors that the Company include the audited consolidated financial statements in its Annual Report on Form
10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The
Audit Committee also recommended the reappointment, subject to stockholder approval, of the independent accountants and the Board of Directors concurred in such recommendation.

J. Michael Flinn, Member
Max Link, Member
Preston Tsao, Member


                            OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (i) any matters not within the knowledge of the Board of Directors as of the date of this Proxy Statement should properly come before the meeting; (ii) a person not named herein is nominated at the meeting for election as a Director because a nominee named herein is unable to serve or for good cause will not serve; (iii) any proposals properly omitted from this Proxy Statement and the form of proxy, subject to applicable laws and our Charter and Bylaws, should come before the meeting; or (iv) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendations of our Board of Directors.



            STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

The annual meeting of Stockholders in 2002 is expected to be held on or about May 20, 2002. We must receive Stockholder proposals, other than nominations for directors, no later than December
14, 2001 to be considered for inclusion in our proxy materials agenda relating to that meeting.
Nominations for election as director must be made by written notice to us not later than one hundred and twenty days in advance of the meeting.

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE, SIGN
AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED
ENVELOPE PROVIDED FOR THAT PURPOSE AND ADDRESSED TO
ACCESS PHARMACEUTICALS, INC. c/o AMERICAN STOCK
TRANSFER & TRUST CO.,  40 WALL STREET, 46TH FLOOR,
NEW YORK, NEW YORK 10005, A PROMPT RESPONSE IS
HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.


By Order of the Board of Directors,

/s/ Kerry P. Gray
-----------------

Kerry P. Gray
President and CEO

                       ACCESS PHARMACEUTICALS, INC.
           2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned having received the Notice of Annual
Meeting of Stockholders and Proxy Statement dated
April 17, 2001, and revoking any proxy heretofore given, hereby appoints each of Herbert H. McDade, Jr. and Kerry P. Gray or either of them, proxies of the undersigned with full power of substitution, to cumulate votes and to vote all shares of common stock of Access Pharmaceuticals, Inc. which the undersigned is entitled to vote at a Annual Meeting of Stockholders to be held Monday, May 21, 2001 at 10:00 a.m., local time, at the New York Athletic
Club, 180 Central Park South, New York, New York
10019, (212) 247-5100, or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the Proposal.

In their discretion, the Proxies are authorized to vote on any other matters which may properly come before the Annual Meeting or any adjournment thereof as set forth in the Proxy Statement.

                            SEE REVERSE SIDE

               (continued, and to be signed on other side)

/X/ Please mark your votes as in this example.

                                      WITHHOLD
1. Election of Directors     FOR     AUTHORITY

                             [ ]        [  ]

Cumulative Votes for one or more nominees as follows:

Nominees:____  Herbert H. McDade, Jr.   Class 3 - 3 Year Term
         ____  Kerry P. Gray            Class 3 - 3 Year Term
         ____  J. Michael Flinn         Class 3 - 3 Year Term

(INSTRUCTION: To withhold authority to vote for any individual nominee, check the box "FOR" all nominees and strike a line through the nominee's name at right.)


2. Proposal to amend our 1995 Stock Option Plan
   to adjust the number of options to be granted to
   non-employee directors.                    FOR         AGAINST     ABSTAIN
                                              [  ]        [  ]        [  ]

3. Proposal to approve the 2001 Access
   Pharmaceuticals, Inc. Restricted Stock
   Plan.                                      FOR         AGAINST     ABSTAIN
                                              [  ]        [  ]        [  ]

4. Proposal to ratify and approve the appointment
   of Grant Thornton LLP as our independent
   accountants for the year ending            FOR         AGAINST     ABSTAIN
   December 31, 2001.                         [  ]        [  ]        [  ]


PLEASE MARK, SIGN AND DATE BELOW AND RETURN THIS
PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Proxies will also be accepted by transmission of a telegram, cablegram or telecopy provided that such telegram, cablegram or telecopy contains sufficient information from which it can be determined that the transmission was authorized by the Stockholder.
Telegrams or cablegrams may be addressed to American
Stock Transfer & Trust Co. ("American Stock
Transfer") at the address appearing on the attached envelope. American Stock Transfer's telecopy number is (718) 234-2287.

Shares Held: ___________

THIS PROXY IS SOLICITED ON BEHALF OF ACCESS
PHARMACEUTICALS, INC.'S BOARD OF DIRECTORS AND MAY
BE REVOKED BY THE STOCKHOLDER PRIOR TO EXERCISE.

Signature ____________________________     ________
                                             Date

          ____________________________     ________
Signature if held jointly                    Date


NOTE:  Please sign exactly as name appears hereon.
Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.